                                  (EXHIBIT 11)

                         CONCORDE CAREER COLLEGES, INC.
                        COMPUTATION OF PER SHARE EARNINGS



                                                                              Basic EPS                       Diluted EPS
                                                                             Nine Months                      Nine Months
                                                                         Ended September 30,              Ended September 30,
                                                                         -------------------              -------------------
                                                                         2001            2000            2001            2000
                                                                         ----            ----            ----            ----
Weighted average shares outstanding ...............................      7,857,000       7,949,000       7,857,000       7,949,000
Options ...........................................................                                        429,000
Debt/nondetachable warrants .......................................                                      2,574,000
                                                                      ------------    ------------    ------------    ------------
Adjusted weighted average shares ..................................      7,857,000       7,949,000      10,860,000       7,949,000
                                                                      ------------    ------------    ------------    ------------
Income (loss) before cumulative effect of change in accounting
principle .........................................................   $  1,149,000    $   (116,000)   $  1,149,000    $   (116,000)
Interest on convertible debt, net of tax ..........................                                         80,000
Class B preferred stock accretion .................................       (172,000)       (141,000)       (172,000)       (141,000)
                                                                      ------------    ------------    ------------    ------------
Income (loss) available to common shareholders before
cumulative effect of change in accounting principle ...............        977,000        (257,000)      1,057,000        (257,000)

Cumulative effect of change in accounting principle, net of tax ...                        (86,000)                        (86,000)
                                                                      ------------    ------------    ------------    ------------
Income (loss) available to common shareholders ....................   $    977,000    $   (343,000)   $  1,057,000    $   (343,000)
                                                                      ============    ============    ============    ============
Income (loss) per share before cumulative effect of change in
accounting principle ..............................................   $        .12    $       (.03)   $        .10    $       (.03)
Cumulative effect of change in accounting principle, net of tax ...                           (.01)                           (.01)
                                                                      ------------    ------------    ------------    ------------
Net income (loss) per share .......................................   $        .12    $       (.04)   $        .10    $       (.04)
                                                                      ============    ============    ============    ============

                                                                               Basic EPS                        Diluted EPS
                                                                              Three Months                     Three Months
                                                                           Ended September 30,              Ended September 30,
                                                                           -------------------              -------------------
                                                                           2001            2000            2001            2000
                                                                           ----            ----            ----            ----
Weighted average shares outstanding ...............................      8,047,000       7,965,000       8,047,000       7,965,000
Options ...........................................................                                        548,000         126,000
Debt/nondetachable warrants .......................................                                      2,574,000       2,574,000
Convertible preferred stock .......................................                                      1,066,000
                                                                      ------------    ------------    ------------    ------------
Adjusted weighted average shares ..................................      8,047,000       7,965,000      12,235,000      10,665,000
                                                                      ------------    ------------    ------------    ------------
Net income ........................................................   $    676,000    $    176,000    $    676,000    $    176,000
Interest on convertible debt, net of tax ..........................                                         27,000          27,000
Class B preferred stock accretion .................................        (54,000)        (50,000)                        (50,000)
                                                                      ------------    ------------    ------------    ------------
Income available to common shareholders ...........................        622,000         126,000         703,000         153,000
                                                                      ============    ============    ============    ============
Net income per share ..............................................   $        .08    $        .02    $        .06    $        .01
                                                                      ============    ============    ============    ============
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